Exhibit 99.4

IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE COMMON SHARES REPRESENTED THEREBY WILL BE VOTED. IF A CHOICE IS SPECIFIED BY THE SHAREHOLDER, THE SHARES WILL BE VOTED ACCORDINGLY. IF NOT OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 4.

		Please Mark Here for Address Change or Comments		☐
SEE REVERSE SIDE
1.	To approve the issuance of Max Capital Group Ltd. voting common shares, par value $1.00 per share, to be issued to current holders of Harbor Point Limited securities upon the consummation of the amalgamation, pursuant to the amalgamation agreement.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	To approve a change in Max’s name to “Alterra Capital Holdings Limited,” contingent upon consummation of the amalgamation, pursuant to the amalgamation agreement.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	To authorize the approval of a change in Max Bermuda Ltd.’s name to “Alterra Insurance Limited,” contingent upon consummation of the amalgamation, pursuant to the amalgamation agreement.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	To transact such other further business, if any, as may be lawfully brought before the special meeting, including to approve an adjournment of the special meeting for the solicitation of additional proxies from Max shareholders in favor of the above proposals.	FOR ☐	AGAINST ☐	ABSTAIN ☐

IN WITNESS WHEREOF, the undersigned has executed this Proxy on this day of 2010.

Business Entity:
(Print name of corporation, partnership or other business entity)

By:
Name:
Title:

Individual:
(Print name of individual)

(Signature)

In the case of joint tenancies, co-executors or co-trustees, all should sign. Persons signing as attorney, executor, administrator, trustee or guardian should indicate their full title.

▲ FOLD AND DETACH HERE ▲

Vote by Internet or Mail

24 Hours a Day, 7 Days a Week

Internet voting is available through 1:00 p.m. Atlantic Time on the business day prior to the annual meeting.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET		MAIL
http://www.cesvote.com		Mark, sign and date your
Use the Internet to vote your proxy. Have your	OR	proxy card and return it
proxy card in hand when you access the website.		in the enclosed postage-paid envelope.

If you vote your proxy by Internet,

you do NOT need to mail back your proxy card.

You can view the Joint Proxy Statement/Prospectus
on the Internet at

PROXY

MAX CAPITAL GROUP LTD.
SPECIAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Sarene A. Bourdages and Rachael M. Lathan, and each of them, as proxies of the undersigned, each with full power to act without the other and with full power of substitution, to vote all the Common Shares of Max Capital Group Ltd. held in the name of the undersigned on March     , 2010, at the Special Meeting of Shareholders to be held on                     , 2010 at 11:00 a.m. Atlantic Time, and at any adjournment or postponement thereof, with all the powers the undersigned would have if personally present, as set forth below.

THE VALIDITY OF THIS PROXY IS GOVERNED BY THE BERMUDA COMPANIES ACT OF 1981, AS AMENDED, AND MAX’S BYE-LAWS. THIS PROXY DOES NOT REVOKE ANY PRIOR POWERS OF ATTORNEY EXCEPT FOR PRIOR PROXIES DELIVERED IN CONNECTION WITH THE SPECIAL MEETING. THE SUBMISSION OF THIS PROXY, IF PROPERLY EXECUTED, REVOKES ALL PRIOR PROXIES DELIVERED IN CONNECTION WITH THE SPECIAL MEETING.

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

If you have questions or need assistance voting your shares please contact:

105 Madison Avenue New York, New York 10016 proxy@mackenziepartners.com Call Collect: (212) 929-5500 or Toll-Free (800) 322-2885